AMENDMENT TO EMPLOYMENT AGREEMENT

      This amends the Employment Agreement between Richard A. Galt and Mace Security International, Inc. Dated January 22, 1997 for the purpose of clarifying an ambiguity in the Agreement.

      Paragraph (B) of Section Four, entitled "Compensation", shall be amended by deleting the following paragraph in its entirety:

      (B) a salary of $1500.00 per week through the week ending February 14, 1997, to be paid biweekly with the final payment to be made February 27, 1997. In addition, upon execution of this Agreement, Employer shall pay into an escrow account with the law firm of McCabe & Mack, Poughkeepsie, New York, for Employee's benefit, the sum of $31,000.00, with irrevocable instructions to release that sum, together with interest, to Employee on April 1, 1997. Escrow fees, if any, up to $250 shall paid by Employer; and

and replacing it with the following paragraph:

      (B) a salary of $1,500.00 per week through the week ending February 14, 1997, to be paid biweekly with the final payment to be made February 27, 1997. In addition, upon execution of this Agreement, Employer shall pay into an escrow account with the law firm of McCabe & Mack, Poughkeepsie, New York, for Employee's benefit, the sum of $31,000.00, with irrevocable instructions to release, on April 1, 1997, $14,622.59, together with all interest accrued on the $31,000.00, to Employee and to release $16,377.41 to Employer, $499.50 of which Employer shall apply toward Employee's Medicare tax withholdings, $1,854.11 of which Employer apply toward Employee's Social Security tax withholdings, $7,291.00 of which Employer shall apply toward Employee's federal income tax withholdings, $1,822.80 of which Employer shall apply toward Employee's state income tax withholdings and $4,960.00 of which Employer shall deposit as a 401K Plan contribution on Employee's behalf. Escrow fees, if any, up to $250.00 shall paid by Employer.

     All other terms shall remain in full force and effect.

      IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed as of the 22nd day of January, 1997.


                                       MACE SECURITY INTERNATIONAL, INC.



                                       By: /s/ Marvin P. Brown
                                           ---------------------------------
                                           Marvin P. Brown
                                           President and CEO



                                       By: /s/ Richard A. Galt
                                           ---------------------------------
                                           Richard A. Galt


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